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Exhibit 99.1

PROXY	OJAI VALLEY BANK	PROXY

SPECIAL MEETING OF SHAREHOLDERS
                             , 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned shareholder acknowledges receipt of the Notice of Special Meeting of Shareholders of Ojai Valley Bank and the accompanying Proxy Statement/Prospectus dated                              , and revoking any proxy heretofore given, hereby appoints                              ,                               and                              , or any one of them, with full power to act alone, my true and lawful attorney(s), agent(s) and proxy, with full power of substitution, for me and in my name, place and stead to vote and act with respect to all shares of common stock of the Ojai Valley Bank which the undersigned would be entitled to vote at the Special Meeting of Shareholders to be held on                              , 2003, at                p.m., at                              , Ojai, California and at any and all adjournment or adjournments thereof, with all the powers that the undersigned would possess if personally present, as follows:

        1.    Approval of Merger Agreement.    To approve the principal terms of the Agreement to Merge and Plan of Reorganization dated June 30, 2003, as amended on August 27, 2003 ( the "Agreement") among Mid-State Bank & Trust, Mid-State Bancshares and Ojai Valley Bank and the transactions contemplated thereby pursuant to which (i) Ojai Valley Bank will merge with and into Mid-State Bank & Trust, which will continue as the wholly-owned subsidiary of Mid-State Bancshares, and (ii) an Ojai Valley Bank shareholder may elect to receive shares of Mid-State Bancshares common stock, cash, or a combination for their shares of Ojai Valley Bank stock, in accordance with the Agreement.

☐ FOR	☐ AGAINST	☐ ABSTAIN

        2.    Other Business.

        To transact such other business as my properly come before the meeting.

        Execution of this proxy confers authority to vote "FOR" each proposal listed above unless the shareholder directs otherwise. If any other business is presented at said meeting, this proxy shall be voted in accordance with the recommendations of the Board of Directors. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint owners should sign.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

I/WE DO ☐ or I/WE DO NOT ☐ expect to attend the meeting.

Dated: , 2003
(Number of Shares)

Signature of Shareholder(s)

Signature of Shareholder(s)

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  Exhibit 99.1